Exhibit 99.1

Flywire appoints Gretchen Howard to its Board of Directors

Former Fidelity, Google and Robinhood executive brings deep operating experience to Flywire’s Board

Boston, MA – September 20, 2023 – Flywire Corporation (Nasdaq: FLYW) (Flywire), a global payments enablement and software company, today is announcing the appointment of Gretchen Howard to its Board of Directors, effective immediately. Ms. Howard will also serve as a member of the Compensation Committee of the Flywire Board.

Ms. Howard brings extensive experience in software, payments and public market operations to Flywire’s Board of Directors. She is the former Chief Operating Officer of Robinhood Markets, Inc. (“Robinhood”), where among other functions, she oversaw brokerage, cash compliance and operations, human resources and recruiting, customer trust and safety, as well as customer support and business strategy. Ms. Howard helped scale and lead the company through its IPO in 2021, and is expected to remain a special adviser to Robinhood through the end of 2023. Prior to her leadership role at Robinhood, Ms. Howard was a Partner with CapitalG, Alphabet Inc.’s growth equity fund. Prior to that role at CapitalG, Ms. Howard held various positions at Google and Fidelity Investments. Ms. Howard is on the Board of Directors of AllTrails, a mobile app connecting people to the outdoors. She is also a member of the Board of Trustees at Williams College and a former board member of the YMCA of San Francisco. She holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

“Gretchen is a skilled operator and leader, and Flywire is lucky to have this opportunity to benefit from her breadth of experience in scaling operations at both Google and Robinhood,” said Mike Massaro, Flywire CEO. “Her professional background that intersects software and payments, along with her passion for building culture and community around the world, aligns well with Flywire’s mission and growth strategy. We are thrilled to welcome her to our Board as part of the next phase of our journey.”

“I’ve followed Flywire’s growth for some time, and consider it an exceptional organization for many reasons, including their tremendous team, robust offerings, and mission-driven culture,” said Gretchen Howard. “As a business, Flywire continues to execute well against their growth strategies, and brings innovative ways to deliver more value to their clients and payers across their core vertical industries. I’m honored to join Flywire’s Board and Compensation Committee and play a role in the Company’s next chapter.”

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 3,500 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, the factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Media Contacts

Sarah King

Sarah.King@flywire.com

Prosek Partners

pro-flywire@prosek.com

Investor Relations Contact:

Akill Hollis

ir@flywire.com